UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 24, 2009
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)
(Zip Code)
(201) 573-9700
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 7.01. Regulation FD Disclosure.
     Pursuant to Regulation FD, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) is hereby furnishing with respect to its Fresh, Price Impact, Gourmet and Other segments, information with respect to EBITDA (“Segment EBITDA”), EBITDA as % of Sales, Identical Store Sales and Sales per Square Foot (the “Segment Information”). Segment EBITDA is defined as segment income (loss) before depreciation and amortization. Segment EBITDA is not a measure of operating performance under GAAP, and should not be considered in isolation nor construed as an alternative to segment income (loss) as determined in accordance with GAAP. The Company uses Segment EBITDA to compare results from each segment and it is among the primary measures used by management for planning and forecasting of future periods. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the Segment EBITDA to the most directly comparable GAAP financial measure. The Company’s Segment Information and Regulation G Reconciliation is furnished as Exhibit 99.1 to this report.
     In accordance with General Instruction B.2 of Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes the Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such a filing.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	The Company’s Segment Information and Regulation G Reconciliation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
By:	/s/ Allan Richards
Allan Richards
Vice President, Human Resources, Labor Relations, Legal Services & Secretary

Date: July 24, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	The Company’s Segment Information and Regulation G Reconciliation.